EXHIBIT 10.5

FORM OF
RESTRICTED STOCK AWARD AGREEMENT
Granted by
UNIVEST FINANCIAL CORPORATION
under the
UNIVEST FINANCIAL CORPORATION 2023 EQUITY INCENTIVE PLAN

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the Univest Financial Corporation 2023 Equity Incentive Plan (the “Plan”), which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan and related prospectus have been provided or made available to each person granted a Restricted Stock Award under the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Board of Directors of Univest Financial Corporation (the “Company”) or the Compensation Committee of the Board of Directors of the Company (the “Committee”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” includes the parent and all present and future subsidiaries of the Company as described in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant:______________________________________________________
2.	Date of Grant: _________, 20___.

3.	Total number of shares of Company common stock, $5.00 par value per share, that may be acquired pursuant to this Award:_________ (subject to adjustment pursuant to Section 8 hereof).
4.	Vesting Schedule. Except as otherwise provided in this Agreement, this Restricted Stock Award first becomes earned in accordance with the following vesting schedule:

As set forth in Section 9 of this Agreement, vesting will automatically accelerate pursuant to Sections 2.5, 2.7 and 4.1 of the Plan in the event of death, Disability or Involuntary Termination of Service at or following a Change in Control.

5.
Grant of Restricted Stock Award.  The Restricted Stock Award will be in the form of issued and outstanding shares of Stock registered in the name of the Participant and held by the Company, together, to the extend necessary, with a stock power executed by the

Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock.  Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) to facilitate the paperless transfer of the Awards.

If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock.  The Restricted Stock awarded to the Participant will not be sold, encumbered hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

6.	Terms and Conditions.
6.1	The Participant will have the right to vote the shares of Restricted Stock awarded hereunder on matters which require stockholder vote.
6.2
No cash dividends shall be paid with respect to any Restricted Stock Awards unless and until the Participant vests in the underlying share(s) of Restricted Stock. Upon the vesting of Restricted Stock, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to the Restricted Stock Award shall be subject to the same restrictions and will vest at the same time as the shares of Restricted Stock from which said dividends were derived.  All unvested dividends shall be forfeited by the Participant to the extent the underlying Restricted Stock Awards are forfeited.

7.
Delivery of Shares.  Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

8.
Adjustment Provisions.  The number of unvested shares of Stock subject to this Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

9.	Effect of Termination of Service on Restricted Stock Award. Upon the Participant’s Termination of Service, shares of Stock subject to this Restricted Stock Award will vest as follows:

9.1	Death. In the event of the Participant’s Termination of Service by reason of death, any unvested shares will immediately vest.
9.2	Disability. In the event of the Participant’s Termination of Service by reason of Disability, any unvested shares will immediately vest.
9.3	Change in Control. In the event of the Participant’s Involuntary Termination of Service at or following a Change in Control, any unvested shares will immediately vest.

9.4
Retirement.  In the event of the Participant’s Termination of Service by reason of Retirement, any unvested shares of Restricted Stock subject to this Agreement will expire and be forfeited as of the date of the Termination of Service.  “Retirement” has the meaning set forth in Article 8 of the Plan.

9.5	Termination for Cause. In the event of the Participant’s Termination of Service for Cause, any unvested shares will expire and be forfeited as of the date of the Termination of Service.
9.6
Other Termination.  In the event of the Participant’s Termination of Service for any reason other than due to death, Disability, Retirement, or an Involuntary Termination of Service at or following a Change in Control, any unvested shares will expire and be forfeited as of the date of the Termination of Service.

10. Miscellaneous.

10.1
This Restricted Stock Award will confer upon the Participant any rights as a stockholder of the Company with respect to the shares underlying the Award prior to the date on which the individual fulfills all conditions for receipt of such rights.

10.2	Except as otherwise provided for in the Plan, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
10.3	This Restricted Stock Award is not transferable except as provided for in the Plan.
10.4	This Restricted Stock Award will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
10.5
Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate the employment or service of the Participant at any time, nor confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate.

10.6	This Restricted Stock Award is subject to forfeiture in accordance with the provisions of Section 7.16 of the Plan or as otherwise adopted by the Company.
10.7	This Restricted Stock Award is subject to any required federal, state and local tax withholding, which may be effected in the manner or manners permitted by the Company.
10.8	In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
10.9
This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of Stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision.

10.10
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares.  The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

10.11	This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.
[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.
UNIVEST FINANCIAL CORPORATION

 ____________________________________
Name:_______________________________
Title:________________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the Univest Financial Corporation 2023 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s Univest Financial Corporation 2023 Equity Incentive Plan and related prospectus.
PARTICIPANT

 ___________________________________
Name: _______________________________

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